EXHIBIT 12


                                                               THE BEAR STEARNS COMPANIES INC.
                                                STATEMENT RECOMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                               (In thousands, except for ratio)



                                  Fiscal Year           Fiscal Year         Fiscal Year          Fiscal Year         Fiscal Year
                                     Ended                 Ended               Ended                Ended               Ended
                                 June 30, 1997         June 30, 1996       June 30, 1995        June 30, 1994       June 30, 1993
                               ------------------    -----------------   ------------------   ------------------  ------------------
Earnings before taxes
   on income                       $ 1,013,690         $    834,926         $    388,082         $    642,799         $   614,398
                               ------------------    -----------------   ------------------   ------------------  ------------------

Add:   Fixed Charges
            Interest                 2,551,364            1,981,171            1,678,515            1,023,866             710,086

   Interest factor in rents             26,516               25,672               24,594               21,772              20,084
                               ------------------    -----------------   ------------------   ------------------  ------------------

   Total fixed charges               2,577,880            2,006,843            1,703,109            1,045,638             730,170
                               ------------------    -----------------   ------------------   ------------------  ------------------

Earnings before fixed charges,
   and provision for
   income taxes                    $ 3,591,570         $  2,841,769         $  2,091,191          $ 1,688,437        $  1,344,568
                               ==================    =================   ==================   ==================  ==================

Ratio of Earnings to Fixed
   Charges                                 1.4                  1.4                  1.2                  1.6                 1.8
                               ==================    =================   ==================   ==================  ==================

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